AMENDMENT NO. 7

TO ACCOUNTING SERVICES AGREEMENT

Thrivent Financial for Lutherans and Thrivent Mutual Funds (the “Parties”) hereby agree that, effective June 30, 2005, the following new series shall be deemed Funds under terms of the said Agreement:

1.	Thrivent Partner Small Cap Growth Fund

2.	Thrivent Partner Mid Cap Value Fund

3.	Thrivent Real Estate Securities Fund

4.	Thrivent Aggressive Allocation Fund

5.	Thrivent Moderately Aggressive Allocation Fund

6.	Thrivent Moderate Allocation Fund

7.	Thrivent Moderately Conservative Fund

Revised Schedules B and C are attached hereto.

THRIVENT MUTUAL FUNDS

By	/s/ Pamela J. Moret
Pamela J. Moret, President

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Bruce J. Nicholson
Bruce J. Nicholson, President
and Chief Executive Officer

SCHEDULE B

(Effective June 30, 2005)

1.   Thrivent Technology Fund

2.   Thrivent Partner Small Cap Growth Fund

3.   Thrivent Partner Small Cap Value Fund

4.   Thrivent Small Cap Stock Fund

5.   Thrivent Small Cap Index Fund

6.   Thrivent Mid Cap Growth Fund

7.   Thrivent Partner Mid Cap Value Fund

8.   Thrivent Mid Cap Stock Fund

9.   Thrivent Mid Cap Index Fund

10. Thrivent Mid Cap Index Fund-I

11. Thrivent Partner International Stock Fund

12. Thrivent Large Cap Growth Fund

13. Thrivent Large Cap Value Fund

14. Thrivent Large Cap Stock Fund

15. Thrivent Large Cap Index Fund

16. Thrivent Large Cap Index Fund-I

17. Thrivent Real Estate Securities Fund

18. Thrivent Balanced Fund

19. Thrivent High Yield Fund

20. Thrivent High Yield Fund II

21. Thrivent Municipal Bond Fund

22. Thrivent Income Fund

23. Thrivent Core Bond Fund

24. Thrivent Bond Index Fund-I

25. Thrivent Limited Maturity Bond Fund

26. Thrivent Money Market Fund

27. Thrivent U.S. Government Zero Coupon Fund, Series 2006

28. Thrivent Aggressive Allocation Fund

29. Thrivent Moderately Aggressive Allocation Fund

30. Thrivent Moderate Allocation Fund

31. Thrivent Moderately Conservative Allocation Fund

SCHEDULE C

(Effective June 30, 2005)

Thrivent Technology Stock Fund	$16,000
Thrivent Partner Small Cap Growth Fund	$20,000
Thrivent Partner Small Cap Value Fund	$18,000
Thrivent Small Cap Stock Fund	$40,000
Thrivent Small Cap Index Fund	$14,000
Thrivent Mid Cap Growth Fund	$41,000
Thrivent Partner Mid Cap Value Fund	$20,000
Thrivent Mid Cap Stock Fund	$83,000
Thrivent Mid Cap Index Fund	$14,000
Thrivent Mid Cap Index Fund-I	$10,000
Thrivent Partner International Stock Fund	$50,000
Thrivent Large Cap Growth Fund	$30,000
Thrivent Large Cap Value Fund	$45,000
Thrivent Large Cap Stock Fund	$300,000
Thrivent Large Cap Index Fund	$20,000
Thrivent Large Cap Index Fund-I	$13,000
Thrivent Real Estate Securities Fund	$18,000
Thrivent Balanced Fund	$45,000
Thrivent High Yield Fund	$83,000
Thrivent High Yield Fund II	$33,000
Thrivent Municipal Bond Fund	$115,000
Thrivent Income Fund	$75,000
Thrivent Core Bond Fund	$61,000
Thrivent Bond Index Fund-I	$15,000
Thrivent Limited Maturity Bond Fund	$25,000
Thrivent Money Market Fund	$85,000
Thrivent U.S. Government Zero Coupon Target Fund, Series 2006	$1,000
Thrivent Aggressive Allocation Fund	$16,000
Thrivent Moderately Aggressive Allocation Fund	$16,000
Thrivent Moderate Allocation Fund	$16,000
Thrivent Moderately Conservative Allocation Fund	$16,000